UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 20, 2016 (April 19, 2016)

INVESTORS REAL ESTATE TRUST

(Exact name of Registrant as specified in its charter)

North Dakota	001-35624	45-0311232
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1400 31st Avenue SW, Suite 60
Post Office Box 1988
Minot, ND 58702-1988

(Address of principal executive offices) (Zip code)

(701) 837-4738

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

d.

On April 19, 2016, the Board of Trustees of Investors Real Estate Trust (“Company”) elected Michael T. Dance and John A. Schissel as trustees of the Company’s Board of Trustees, whose terms of office expire at the 2016 Annual Meeting of the Shareholders and until their successors are elected and qualified. Mr. Dance will serve on the Audit and Investment Committees, and Mr. Schissel will serve on the Compensation and Investment Committees.

The Board determined that both Messrs. Dance and Schissel qualify as “independent directors” in accordance with the listing standards of the New York Stock Exchange (NYSE). In addition, the Board determined that Mr. Dance meets the additional standards of the NYSE and the SEC for audit committee members and meets the qualifications of an “audit committee financial expert.” Further, the Board determined that Mr. Schissel meets the NYSE’s additional standards for compensation committee members.

Messrs. Dance and Schissel will receive compensation for Board service commensurate with the Company’s other non-employee trustees. For a complete description of the compensation program for non-employee trustees, please refer to the Company’s Definitive Proxy Statement filed with the SEC on August 3, 2015. In addition, the Company plans to enter into Indemnification Agreements with Messrs. Dance and Schissel in substantially the same form as previously filed as Exhibit 10.1 to the Company’s Current Report on 8-K filed with the SEC on September 21, 2015.

e.

On April 19, 2016, the Compensation Committee recommended, and the independent trustees approved, a short-term incentive program (“STIP) under the 2015 Incentive Plan to be more consistent with best practices in the market and align more closely with the Company’s compensation program goals, and granted awards under the STIP to each of the following executive officers (collectively, the “named executive officers”) to cover fiscal year 2017: Tim P. Mihalick, President and Chief Executive Officer; Ted E. Holmes, Chief Financial Officer and EVP; Diane K. Bryantt, Chief Operating Officer and EVP; Mark W. Reiling, Chief Investment Officer and EVP; and Michael A. Bosh, General Counsel and EVP.

Under the STIP, named executive officers of the Company are provided the opportunity to earn awards, payable 100% in cash, based on the degree of attaining performance goals over a one-year performance period beginning on the first day of each fiscal year, May 1. The total award opportunity for each named executive officer under the STIP, stated as a percentage of base salary in effect as of the first day of the performance period, for threshold, target and maximum performance levels are 50%, 100% and 150%, respectively. 80% of the award will be based on achieving objective performance goals (40% based on Operating FFO and 40% based on Same Store NOI Growth) and 20% will be based on achieving subjective performance goals (10% based on progress on execution of strategic plan and 10% based on meeting individual personal goals). If achievement of an objective performance goal falls between the threshold and target performance levels or between target and maximum performance levels, that portion of the award will be determined by linear interpolation.

Item 7.01.             Regulation FD Disclosure.

On April 20, 2016, the Company issued a press release announcing the appointment of Messrs. Dance and Schissel to its Board of Trustees, which is attached hereto as Exhibit 99.1.

The information set forth in this Item 7.01, including Exhibit 99.1, is being furnished pursuant to Item 7.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, and it shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or under the Exchange Act, except as expressly provided by specific reference in such a filing.

ITEM 9.01           Financial Statements and Exhibits

(d)                                 Exhibits

Exhibit
Number	Description

99.1	Press Release dated April 20, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVESTORS REAL ESTATE TRUST

Date: April 20, 2016	By:	/s/ Timothy P. Mihalick
Timothy P. Mihalick
President & Chief Executive Officer